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                                                                    EXHIBIT 10.8

                          TRANSITION SERVICES AGREEMENT

      THIS TRANSITION SERVICES AGREEMENT ("Agreement") is entered into as of July 2, 1999, by and among Suiza Foods Corporation, a Delaware corporation ("Suiza"), Consolidated Container Holdings LLC, a Delaware limited liability company ("CCH"), and Consolidated Container Company LLC, a Delaware limited liability company and wholly-owned subsidiary of CCH ("CCC") (CCH and CCC are, collectively, the "Consolidated Parents").

                                    RECITALS

      Suiza and certain of its affiliates, Vestar Packaging LLC ("Vestar"), a Delaware limited liability company, and Reid Plastics Holdings, Inc. ("Reid Holdings"), a Delaware corporation, certain of Vestar's and Reid Holdings' affiliates, and the Consolidated Parents are parties to a Contribution and Merger Agreement, dated April 29, 1999 (the "Merger Agreement"), pursuant to which Suiza has, as of the date hereof, contributed certain of its plastics operations (the "Contributed Plastics Operations") to the Consolidated Parents in exchange for a 49% outstanding equity ownership in CCH and certain other consideration.

      Suiza, by itself and through certain of its affiliates that are not part of the Contributed Plastics Operations (the "Remaining Affiliates") (Suiza and the Remaining Affiliates, collectively, the "Suiza Service Providers"), have previously provided certain services to the Contributed Plastics Operations, and CCH, CCC and certain of their wholly-owned subsidiaries (CCH, CCC and such wholly-owned subsidiaries are, collectively, the "Companies"), desire to continue to obtain these services.

      THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Suiza, CCH and CCC agree as follows:

      1. Term of Agreement. The term of this Agreement will commence as of the date hereof (the "Effective Date") and will continue after such date, unless otherwise terminated in accordance with the provisions of this Agreement, until December 31, 1999; provided, however, that this Agreement will continue in effect with respect to (i) the Services (as defined below) identified in Item 5 of Annex A and (ii) the obligations set forth in Section 8 below until the insurance policies, performance guarantees and letters of credit referred to therein are replaced and the Suiza Service Providers are released from their obligations with respect thereto.

      2. Transition Services. Suiza will, and Suiza will cause such of the Remaining Affiliates as it reasonably deems appropriate to, provide to the Companies the transition services described on Annex A to this Agreement (the "Services") in the manner which and to the extent that the Suiza Service Providers have historically provided the Services to the Contributed Plastics Operations prior to the Effective Date.
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      3. Performance of Services. During the term of this Agreement, Suiza will, and will cause such of the Remaining Affiliates as it reasonably deems appropriate to, provide the Services to the Companies on the same basis and at the same level of quality as the Services were being provided prior to the Effective Date, except as otherwise specified on Annex A. The Companies will be entitled to the same level of priority in connection with the performance of the Services, including the same level of access to Suiza Service Providers personnel and other resources required to utilize the Services, as was afforded in connection with the Contributed Plastics Operations prior to the Effective Date. If any dispute over the nature, quality or scope of Services provided to the Company arises, the prior practice of the Suiza Service Providers will be final and binding.

      4. Companies Provided Information. The Companies will provide the Suiza Service Providers any information required to be provided to the Suiza Service Providers in connection with the performance of the Services in a manner consistent with the practices of the Contributed Plastics Operations prior to the Effective Date, except as set forth on Annex A to this Agreement.

      5. Payment for Services. CCC and CCH will pay, or cause one of the other Companies to pay, Suiza for each of the Services provided to the Companies by the Suiza Service Providers in accordance with the applicable charges, cost allocations and resource rates specified in Annex A.

      6. Time of Payment. Suiza will, from time to time, as is reasonably determined by Suiza, but not more frequently than monthly, invoice CCC for the Services previously provided to the Companies by the Suiza Service Providers. Each such invoice will reflect, in reasonable detail, the nature and quality of the Services rendered during the preceding period. CCH and CCC will pay all portions of each such invoice within 15 days after receipt.

      7. Termination. Upon 30 days prior written notice to Suiza, CCH or CCC may terminate this Agreement or any one or more of the Services designated in such notice, each such termination to be effective as of the date specified by CCH or CCC in such notice; provided, however, that the Suiza Service Providers will not be obligated thereafter to provide such terminated Services and CCH or CCC will remain liable for such Services until the effective date of termination thereof; provided, further however, that neither CCH nor CCC may terminate this Agreement, or any Services, as such relates to CCH's and CCC's obligations related to the Services specified in Item 5 of Annex A and Section 8 below. Termination of this Agreement or any one or more of the Services by either CCH or CCC under this Section 7 will be binding upon all of the Companies. In the event that Suiza materially or repeatedly defaults in the performance of any of its duties or obligations under this Agreement and fails to cure such default within 10 days after written notice of such default is given by the Consolidated Parents, the Consolidated Parents may terminate this Agreement by giving Suiza written notice of termination, such termination to be effective as of the date specified in such notice; provided, however, that the Consolidated Parents may not terminate this Agreement as it relates to their obligations related to
Section 8 below and the Services specified in Item 5 of Annex A. Likewise, in the event that either of the Consolidated Parents materially or repeatedly defaults in the performance of any of their duties or obligations under this Agreement and fails to cure such default within 10 days after written notice of such default is given by Suiza, Suiza may terminate this Agreement by


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giving the Consolidated Parents written notice of such termination, such termination to be effective as of the date specified in such notice and binding upon both of the Consolidated Parents; provided, however, that Suiza may continue to enforce this Agreement to the extent necessary to reimburse it for expenses related to the Services specified in Item 5 of Annex A to the extent Suiza continues to provide such Services. Upon termination of this Agreement for any reason, the Suiza Services Providers will promptly return to the Consolidated Parents all papers, materials and other properties of the Companies then in the Suiza Service Providers' possession that were obtained pursuant to this Agreement and the Companies will promptly return to the Suiza Service Providers all papers, materials and other properties of the Suiza Service Providers then in the Companies' possession that were obtained pursuant to this Agreement.

      8. Release of Guarantees, Etc. The Consolidated Parents agree to use their commercially reasonable efforts, upon request of Suiza, to cause any insurance policies, performance or payment guarantees, bonds or letters of credit entered into or obtained by Suiza or its Remaining Affiliates on behalf of the Contributed Plastics Operations to be released as soon as practicable following the date hereof (if and to the extent not released prior to the date hereof).

      9. Disclaimer. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, NO WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, ARE MADE WITH RESPECT TO THE SERVICES INCLUDING, WITHOUT LIMITATION, (A) ANY IMPLIED OR EXPRESSED WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESSED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (C) ANY RIGHTS OF ANY OF THE COMPANIES UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, OR (D) ANY CLAIM BY ANY OF THE COMPANIES FOR DAMAGES BECAUSE OF DEFECTS (OTHER THAN THOSE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE SUIZA SERVICE PROVIDERS), WHETHER KNOWN OR UNKNOWN, WITH RESPECT TO SUCH SERVICES. In accordance with the foregoing, effective as of the Effective Date, the Consolidated Parents, on behalf of themselves, their successors and assigns, and any other person or entity covered by any fire and extended coverage, general public liability, worker's compensation or other property or liability policy carried by the Consolidated Parents, hereby waive each and every claim for recovery against any of the Suiza Service Providers for any and all loss or damage to any of the Consolidated Parents or any personal property or other property arising from or relating to, in whole or in part, the Services, other than any such loss or damage caused by the gross negligence or willful misconduct of the Suiza Service Providers. Similarly, effective as of the Effective Date, the Consolidated Parents will cause each of the Companies, on behalf of the Companies, the Companies' successors and assigns, and any other person or entity covered by any fire and extended coverage, general public liability, worker's compensation or other property or liability policy carried by such Companies, to waive each and every claim for recovery against any of the Suiza Service Providers for any and all loss or damage to any of the Companies or any personal property or other property arising from or relating to, in whole or in part, the Services, other than any such loss or damage caused by the gross negligence or willful misconduct of the Suiza Service Providers. No party to this Agreement will have any liability for lost profits or goodwill or any consequential, incidental, exemplary, punitive, special, indirect or similar damages for any breach of its obligations under


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this Agreement, even if Suiza, or any of the Suiza Services Providers, has been advised of the possibility of such damages.

      10. Use of the Services. The Services will be provided only with respect to the Contributed Plastics Operations. The Companies will use the Services only in accordance with applicable federal, state and local laws and regulations, and in accordance with the reasonable conditions, rules, regulations and specifications that may be set forth in any manuals, materials, documents or instructions in existence on the Effective Date and furnished by the Suiza Service Providers to the Companies. Suiza may take all actions, including termination of any particular Service, that it reasonably believes to be necessary to assure compliance with applicable laws, regulations or tariffs. No party to this Agreement, or any affiliate of any party of this Agreement, will acquire any property or other right, claim or interest, including any patent right or copyright interest, in any of the systems, processes, equipment, computer programs or information of another party to this Agreement, or any affiliate of another party to this Agreement, by virtue of this Agreement.

      11. Miscellaneous.

      (a) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will be considered one and the same instrument.

      (b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas without reference to the choice of law principles thereof.

      (c) Entire Agreement. This Agreement and the agreements and other documents referred to in this Agreement contain the entire agreement between the parties and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof and thereof. There are no written or oral agreements, understandings, representations or warranties between the parties other than those set forth or referred to in this Agreement.

      (d) Force Majeure. None of the parties to this Agreement shall be liable to any other party to this Agreement other than with respect to obligations hereunder to pay money when due to any failure or delay in performance of its obligations under this Agreement because of circumstances beyond its control including, but not limited to acts of God, flood, fire, riot, accident, strikes or work stoppages for any reason, embargo, inability to obtain phone lines, government action (including enactment of any laws, ordinances, regulations or the like which restrict or prohibit the providing of the Services contemplated by this Agreement) and other causes beyond its control whether or not of the same class or kind as specifically named above (each a "Force Majeure Event"). If any party is unable to substantially perform its obligations hereunder (other than obligations to pay money when due) for any of the reasons described in this
Section 10(d), the obligations of such party shall be suspended for the duration, and to the extent of, such Force Majeure Event, provided that the affected party shall promptly notify the other party of its inability to so perform, the steps it plans to take to rectify or mitigate such inability and the anticipated length of such inability.


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      (e) Amendment and Modification. This Agreement may be amended or modified and any rights under this Agreement may be waived only by a written instrument executed by the party against which enforcement of such amendment, modification or waiver is sought. This Agreement will not be deemed to be amended or modified or any rights under this Agreement waived by any course of conduct, and no waiver will be deemed a continuing waiver or a waiver of any provision of this Agreement not expressly waived, regardless of similarity to any waived provision.

      (f) Severability. If any provision of this Agreement is held to be unenforceable for any reason, it will be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement will be deemed valid and enforceable to the full extent possible.

      (g) Notices. All notices hereunder will be deemed given if in writing and delivered personally or sent by facsimile or by registered or certified mail (return receipt requested) to the parties at the following address (or at such other addresses as is specified by like notice):

                  (i)   If to Suiza:

                        2515 McKinney Avenue, Suite 1200
                        Dallas, Texas 75201 Attn:
                        Michelle P. Goolsby
                        Facsimile: 214-303-3851

                  (ii)  If to CCH:

                        2515 McKinney Avenue, Suite 850
                        Dallas, Texas 75201
                        Attn: Tim Brasher
                        Facsimile: 214-303-1829

                  (iii) If to CCC:

                        2515 McKinney Avenue, Suite 850
                        Dallas, Texas 75201
                        Attn: Tim Brasher
                        Facsimile: 214-303-1829

      (h) Successors and Assigns; Assignment: This Agreement will be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. No party to this Agreement may assign or delegate, by operation of law or otherwise, its rights or obligations to any other person or entity without the written consent of the other parties to this Agreement; provided, however, that Suiza may assign any of its rights and delegate any of its duties under this Agreement to any direct or indirect wholly-owned subsidiary.


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      (i) Relationship of Parties. The relationship between Suiza and the
Consolidated Parents, as it relates to this Agreement, is that of independent contractors. Nothing in this Agreement will be deemed to constitute any of the Companies as the agent, partner or employee of any of the Suiza Service Providers or any of the Suiza Service Providers as the agent, partner or employee of any of the Companies. Further, this Agreement will not confer on any party any right to act for or in the name of any other party.

      (j) Confidentiality. Suiza and the Consolidated Parents agree to use all reasonable efforts to, and to cause their affiliates, employees, agents and representatives to, hold in confidence and not to disclose to any person or entity or use for any purpose any Confidential Information except as is reasonably necessary to carry out or enforce the terms of this Agreement. For the purposes of this Section 10(j), "Confidential Information" means all information obtained by Suiza or any of the Companies pursuant to this Agreement except for any such information (i) that is generally available in the public domain other than by breach of this Section 10(j), (ii) as is made available to any of the Suiza Service Providers or any of the Companies by a person or entity not bound by a confidentiality agreement with Suiza or any of the Companies, as the case may be, or (iii) as is required to be disclosed by legal process of any sort. A party to this Agreement will be deemed not to have breached its obligation under this Section 10(j) to the extent that it exercises the same degree of care with Confidential Information of another party to this Agreement as it exercises with respect to its own Confidential Information.

      IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties as of the day first above written.

                              SUIZA FOODS CORPORATION

                              By: /s/ Michelle P. Goolsby
                                  ------------------------------------------
                                  Name: Michelle P. Goolsby
                                  Title: Executive Vice President and
                                         General Counsel


                              CONSOLIDATED CONTAINER HOLDINGS LLC

                              By: /s/ Steven M. Silver
                                  ------------------------------------------
                                  Name: Steven M. Silver
                                  Title: Vice President


                              CONSOLIDATED CONTAINER COMPANY LLC

                              By: /s/ Steven M. Silver
                                  ------------------------------------------
                                  Name: Steven M. Silver
                                  Title: Vice President


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                                     ANNEX A

- --------------------------------------------------------------------------------
Description of Service                 Fee or Charges for Service
- ----------------------                 --------------------------
- --------------------------------------------------------------------------------
1. Medical Insurance Coverage for      1. Suiza's actual allocable cost
   officers and employees located         based on actual number of
   in Dallas, TX                          officers and employees
- --------------------------------------------------------------------------------
2. Execu Care Coverage                 2. Suiza's actual out of pocket
                                          claims paid
- --------------------------------------------------------------------------------
3. Telephone Service to Corporate      3. Suiza's actual allocable cost
   Headquarters                           (based on total telephone
                                          services costs allocated per
                                          capita)
- --------------------------------------------------------------------------------
4. Computer Services (Garelick)        4. $17,000 per month for the months
                                          of July and August 1999, $34,000
                                          per month for the month of
                                          September 1999, and $50,000 per
                                          month for the months of October,
                                          November and December 1999,
                                          provided, however, that should
                                          these computer services be used
                                          by any of the Consolidated
                                          Plastics Operations for only
                                          part of any such month and not
                                          be used thereafter, the fee for
                                          that month shall be pro-rated
                                          based on the amount of days
                                          during that month in which such
                                          computer services were used.
- --------------------------------------------------------------------------------
5. Payment under insurance             5. The Contributed Plastics
   policies, performance or payment       Operations' allocable share of
   guarantees, bonds or letters of        actual payments made by the
   credit (including, but not             Suiza Service Providers in
   limited to, guarantees of              connection with such policies,
   General Electric Capital               performance or payment
   Corporation equipment leases and       guarantees, bonds and letters of
   workers compensation policies          credit. The allocable share of
   and claims) on behalf of the           the Contributed Plastics
   Contributed Plastics Operations        Operations shall include, but is
   and their employees by any of          not limited to, (i) all sums
   the Suiza Service Providers or         owing to General Electric
   their insurers, banks or other         Capital corporation and its
   lending sources                        successors and assigns under
                                          guarantees of leases of
                                          equipment utilized by the
                                          Contributed Plastics Operations,
                                          (ii) all sums owing to insurers
                                          or issuers of letters of credit
                                          that relate to employees of the
                                          Contributed Plastics Operations
                                          and, (iii) until a more accurate
                                          allocation can be made, twenty
                                          percent (20%) of the fees and
                                          expenses charged by issuers of
                                          letters of credit relating to
                                          the Contributed Plastics
- --------------------------------------------------------------------------------


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- --------------------------------------------------------------------------------
Description of Service                 Fee or Charges for Service
- ----------------------                 --------------------------
- --------------------------------------------------------------------------------
                                          Operations' workers compensation
                                          policies to maintain the
                                          effectiveness of such letters of
                                          credit.
- --------------------------------------------------------------------------------
6. Four (4) Vehicles                   6. No charge, unless such vehicles
                                          are not relinquished to the
                                          Suiza Service Providers within
                                          thirty (30) days after the
                                          Effective Date of this
                                          Agreement, then the charge will
                                          be the fair market value of each
                                          vehicle not so relinquished.
- --------------------------------------------------------------------------------
7. Electricity Payments. Applicable    7. West Central - $100,000 per month;
   until the earlier of December          New York Plastics - $30,000 per month;
   31, 1999 or until the listed           Florence Plastics $35,000 per month;
   Contributed Plastics Operations        Ocean Park Plastics $20,000 per month
   have their own electric meters
   in place.
- --------------------------------------------------------------------------------
8. Office space and rent payments      8. Actual cost of rent and other
   for Suite 850 at 2515 McKinney         payments under the lease
   Avenue, Dallas, Texas which are        agreement for Suite 850.
   currently billed by the landlord
   to Suiza Packaging.
- --------------------------------------------------------------------------------
9. Certain employee benefits paid      9. The Companies will reimburse the
   for by Suiza GTL, LLC for              Suiza Service Providers for the
   employees of Ocean Park                actual cost of such employee
   Plastics.                              benefits.
- --------------------------------------------------------------------------------


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